CONSULTING AGREEMENT
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     CONSULTING AGREEMENT (the "Agreement") dated as of the 21st day of March
2005, between COMMODITY EXPRESS TRANSPORTATION, INC., a Delaware Corporation ("Company") and STOKES LOGISTICS CONSULTING, LLC, a South Carolina limited liability company ("Consultant").

                                R E C I T A L S:

     A.     Company engages in the business of motor carriage (the "Business");

     B. Company desires to engage Consultant to provide the services hereinafter described relating to the Business;

     C. Consultant acknowledges that it has the technical knowledge and business background and experience to undertake its duties hereunder and will diligently and faithfully render the services requested by Company; and

     D. This Agreement is being entered into in conjunction with the Company's acquisition of substantially all of the assets of Commodity Express Transportation, a South Carolina corporation, pursuant to the terms of a Mutual Agreement dated March 21st, 2005 ("Mutual Agreement").

          NOW, THEREFORE, in consideration of the terms and the mutual undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed as follows:

     1.     Term.  Subject to the terms and conditions set forth herein, this
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Agreement shall commence on the date set forth above (the "Effective Date") and expire on the fifth anniversary of the Effective Date; provided, however, that this Agreement may be extended for two successive, one-year renewal terms, upon such terms and conditions as may be agreed upon, in writing, by Company and Consultant. Except as set forth to the contrary, the phrase "the term of this Agreement" shall include any renewal term(s).

     2.     Services, Availability of Consultant.  Company hereby engages
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Consultant to provide the services herein described (the "Services") and to faithfully perform its obligations hereunder. Consultant shall be required to render the Services through the personal performance of W.A. Stokes, and,
without the prior written consent of Company, no other person.   Consultant
shall report directly to a designee of the Board of Directors of the Company and shall perform its Services at the direction of Company's Board of Directors. Consultant shall devote such time and attention to its duties under this Agreement as may be required in order to faithfully perform its obligations hereunder.

     3.     Duties.  For purposes hereof, the Services shall include:
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     (a)  Maintaining and building business relationships with Amcor Pet
          Packaging; and
     (b) Maintaining and building business relationships with TPS Logistics, Inc.
     (c) Such other matters as may be requested by the Chief Executive Officer or Board of Directors of Company and agreed to by Consultant.

     4.     Compensation.  As compensation hereunder for the faithful
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performance of the Services and adherence to the covenants and undertakings of
Consultant under this Agreement, Company shall pay to Consultant a fee equal to 1% of the gross revenue of the Company payable monthly on the 15th day of the following month, but in any case not less than $100,000 and not more than $200,000 for any one year, as long as Consultant remains a consultant of the Company pursuant to this Agreement. For purposes of calculating such compensation, the first year will begin on the Effective Date and a recalculation will begin on each subsequent one year anniversary.

          Additional Compensation.  In addition to the compensation described
          ------------------------
immediately above, Company shall also pay Consultant an amount equal to the amount Company would pay TPS Logistics, Inc. under that certain agreement between Company and TPS Logistics, Inc., dated on or about March 21, 2005, if the Company is for any reason not paying TPS Logistics, Inc. for any reason during the term of this Agreement.

     5.     Return of Documents.  On termination of this Agreement or at any
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time, upon the request of Company, Consultant shall return to Company all documents, including all copies thereof, and all other property relating to the Business of Company and/or its Affiliates, including without limitation, Confidential Information (as hereinafter defined), in its possession or control, no matter from whom or in what manner they may have acquired such property.

     6.     Confidentiality.
            ---------------

     (a) In connection with this Agreement, Consultant may gain access to Confidential Information (as hereinafter defined) of Company and/or its Affiliates, including but not limited to Power2Ship, Inc., a Nevada corporation ("P2S") (collectively, "Affiliates"). Confidential Information includes information communicated orally, in writing, by electronic or magnetic media, by visual observation, or by other means, and may be marked confidential or proprietary, or bear a marking of like import, or which Company or any of its Affiliates state to be Confidential or proprietary, or which would logically be considered confidential or proprietary under circumstances of its disclosure known to Consultant.

     (b) Consultant acknowledges and understands that (i) Confidential Information provides Company and its Affiliates with a competitive advantage (or that could be used to the disadvantage of Company and its Affiliates by a competitor), (ii) Company and its Affiliates have a continuing interest in maintaining the confidentiality of Confidential Information and (iii) Company and its Affiliates have a compelling business interest in preventing unfair competition stemming from the use or disclosure of Confidential Information. Moreover, Consultant acknowledges that clients of Company and/or its Affiliates entrust Company and its Affiliates with responsibility for acquiring knowledge relating to aspects of their clients' businesses, with the expectation that Company and its Affiliates will hold all such knowledge, including in some cases the fact that they are doing business with Company and its Affiliates, and the specific transactions in which they are engaged, in the strictest confidence ("Client Confidences").

     (c) For purposes hereof, "Confidential Information" includes, but is not limited to information pertaining to business plans, technology, intellectual property, joint venture agreements, licensing agreements, financial information, contracts, customers, Client Confidences, employee identities and contact information, products, trade secrets, specifications, designs, plans, drawings, software, data, prototypes, processes, methods, research, development or other information relating to the business activities and operations of Company and/or its Affiliates.


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

     (d) Consultant agrees to keep Confidential Information confidential and, except as authorized by Company or any of its Affiliates, in writing, Consultant shall not, directly or indirectly, use Confidential Information for any reason except to perform its obligations under this Agreement. No other rights or licenses, to trademarks, inventions, copyrights, patents or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Confidential Information to Consultant.

     (e) Consultant shall use Confidential Information only for purposes of performing under this Agreement. In the event the performance of the Services requires Consultant to disclose Confidential Information to any employee, agent, representative or other third person, disclosure shall be made only on an "as needed" basis and Consultant shall advise those persons who require access to the Confidential Information of their obligations with respect thereto.
Further, Consultant shall copy Confidential Information only as necessary, and ensure that all confidentiality notices are reproduced in full on such copies.

     (f) The restrictions in subsection (d) of this Section shall not apply to any Confidential Information if Consultant can demonstrate that the Confidential Information:

          (i) is or becomes available to the public through no breach of this Agreement;

          (ii) was previously known by Consultant without any obligation to hold it in confidence;

          (iii) is received from a third party free to disclose such information without restriction;

          (iv) is independently developed by Consultant without the use of the Confidential Information;

          (v) is approved for release by written authorization of Company;

          (vi) is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure; or

          (vii) is disclosed in response to a valid order of a court or lawful request of a governmental agency, but only to the extent of and for the purposes of such order or request, provided that Consultant notifies Company of the order or request ten days prior to disclosure and permits Company and/or its Affiliate to seek an appropriate protective order.

     7.     Several Covenants.       Consultant undertakes that during the term
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of this Agreement and for a period of 24 months thereafter it will not, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent), do any of the following:

     (a) hire, or attempt to hire for employment, any person who is or was an employee of Company or any of its Affiliates within the twelve month period prior to the date of termination of this Agreement, or attempt to influence any such person to terminate its employment by Company or any such Affiliate; or


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

     (b) in any other manner interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Company and its Affiliates, on the one hand, and any of their respective employees, on the other hand, or disparage the business or reputation of Company or its Affiliates to any such persons.

     (c) solicit, service or accept any actual or prospective accounts, clients or customers from Company or its Affiliates who were such at any time during the term of this Agreement;

     (d) influence or attempt, directly or indirectly to influence any of the accounts, customers or clients referred to in Subsection 7(c) to transfer their business or patronage from Company or any of its Affiliates to any other person or company engaged in a similar business;

     (e) assist any person or company soliciting, servicing or accepting any of the accounts, customers or clients referred to in Subsection 7(c); or

     (f) in any other manner interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Company or any of its Affiliates, on the one hand, and any of the customers or clients referred to in Subsection 7(c), on the other hand, or any other person, or disparage the business or reputation of Company or any of its Affiliates to any such person.

     8.     Blue-Pencil. If any court of competent jurisdiction shall at any
            -----------
time deem the term of any of the covenants and undertakings of Consultant under Sections 6 and 7 herein too lengthy or broad, the other provisions of Sections 6 and 7 shall nevertheless stand, the period of restriction shall be deemed to be the longest period and broadest coverage permissible by law under the circumstances. The court in each case shall reduce the period of restriction to permissible duration.

     9.     Remedies.     Without intending to limit the remedies available to
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Company and its Affiliates, Consultant agrees that a breach of any of the covenants contained in Sections 6 and/or 7 may result in material and irreparable injury to Company or its Affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, Company and its Affiliates shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining Consultant from engaging in activities prohibited by Sections 6,and/or 7 or such other relief as may be required specifically to enforce any of the covenants in such sections. Such injunctive relief in any court shall be available to Company and its Affiliates in lieu of, or prior to or pending determination in, any other proceeding upon proper showing of required evidence by Company.

     10.     Representations  and  Covenants  of  Consultant.
             -----------------------------------------------

     (a) Consultant hereby represents and warrants to Company that (i) Consultant has the full, complete and entire corporate right, power and authority to enter into this Agreement, (ii) the execution of this Agreement by Consultant and the performance of Consultant's Services hereunder will not, directly or indirectly, violate, or be a breach of, any agreement, law, rule, regulation, order, commitment or responsibility of any kind, (iii) this Agreement contains the valid and binding obligations of Consultant and (iv) Consultant is not, directly or indirectly, in breach of any confidentiality agreement or covenant not to compete to which it is a party.


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

     (b) Consultant will not use in the performance of its responsibilities under this Agreement any confidential or proprietary information or trade secrets of any other person or entity.

     (c) Consultant has not entered into and will not enter into any agreement (whether oral or written) in conflict with this Agreement.

     (d) Consultant will promptly advise Company of any potential conflict of interest that may arise during his service as a consultant to Company, and will withdraw from any activity upon request when Company, in its sole discretion, deems such withdrawal necessary or desirable to avoid any actual or potential conflict of interest. Consultant and Company acknowledge and agree that W.A. Stokes will be performing services for TPS Logistics, Inc. and Commodity Express Transportation, Incorporated of South Carolina and that such performance of services, in and of itself, will not present a conflict of interest.

     (e) Consultant shall execute and deliver to Company such Non-Disclosure Agreements and/or Business Ethics and related policies as are established from time-to-time by Company, and are generally applicable to Company's consultants, so long as such do not broaden or disturb the scope of legal matters addressed in this Agreement.

     (f) In the performance of its duties hereunder, Consultant shall, at all times:

          (i) observe the strictest rules of professional, technical and commercial ethics;

          (ii) comply with all applicable laws, rules and regulations, including those of the Securities and Exchange Commission and each other regulatory body with jurisdiction over the Company and its operations; and

          (iii) hold and maintain all licenses and permits required in order for Consultant to perform his responsibilities under this Agreement and receive the compensation to be paid hereunder.

     (g)     In the performance of his duties hereunder, Consultant shall not:

          (i) divulge Confidential Information in violation of this Agreement;

          (ii) hire, fire, discipline or reprimand any employee of Company or any of its Affiliates;

          (iii) enter into any written or oral contract, agreement or understanding with any person, binding Company and/or committing the assets, funds or other resources of Company or any of its Affiliates; or

          (iv) directly or indirectly buy, sell or otherwise engage in trading in the securities of Company, except as may expressly be permitted by Company, in writing.


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

     (h) Consultant has and will continue to truthfully disclose to Company the following matters, whether occurring at any time preceding the date of this Agreement or at any time during the term of this Agreement:

          (i) any criminal complaint, indictment or criminal proceeding in which Consultant, or any officer, director or employee of Consultant, is named as a defendant;

          (ii) any allegation, investigation, or proceeding, whether administrative, civil or criminal, against Consultant, or any officer, director or employee of Consultant, by any licensing authority or industry association;

          (iii) Consultant's, or any officer, director or employee of Consultant's, violation or alleged violation of any confidentiality agreement or covenant not to compete to which it is a party; and

          (iii) any allegation, investigation or proceeding, whether administrative, civil, or criminal, against Consultant, or any officer, director or employee of Consultant, for violating professional ethics or standards, or engaging in illegal, immoral or other misconduct (of any nature or degree), relating to the business conducted or to be conducted by the Company.

     11.     Termination.  This Agreement shall terminate immediately upon
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written notice to Consultant in the event:

     (a) Consultant, directly or indirectly through its employees, representatives or agents, engages in fraud or dishonesty perpetrated upon Company and/or any of its Affiliates;

     (b) Consultant, directly or indirectly through its employees, representatives or agents, is convicted of a crime (other than a non-felony traffic offense);

     (c) Consultant, directly or indirectly through its employees, representatives or agents, violates any law, rule or regulation of the Securities and Exchange Commission or any other regulatory body with jurisdiction over Company, its Affiliates and/ or their respective operations;

     (d) Consultant, directly or indirectly through its employees, representatives or agents, discloses Confidential Information in violation of this Agreement;

     (e) Consultant, directly or indirectly through its employees, representatives or agents, makes any material misrepresentation to any third party concerning Company or any of its Affiliates; and/or

     (f) There occurs a material breach of the Mutual Agreement caused other than by the Company or P2S.

     In the event that the Consultant is terminated during the term of this Agreement by the Company as provided for in Section 11 hereof, the Company shall pay the Consultant any earned but unpaid consulting fee to the Consultant through the final date of termination with the Company, and the Company shall have no further obligations to the Consultant.

     Termination shall be without prejudice to the rights of a party to seek damages or other relief arising out of a breach of this Agreement.


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

     12.     Notices.  Unless otherwise specifically provided herein, all
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notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid at the following addresses, and/or to such other addresses and/or persons which either party may designate by like notice:

          (a)  if to Consultant, to:

               Stokes Logistics Consulting, LLC
               354 South Chimney Ln.
               Columbia, SC 29209
               Attn:  W.A. Stokes
               Telephone No.: (803) 695-9200


          (b)  if to Company, to:

               Commodity  Express  Transportation,  Inc.
               903  Clint  Moore  Road
               Boca  Raton,  FL  33431
               Attn:  Richard  Hersh,  President
               Telephone  No.:  (561)  998-7557
               Telecopy No.:    (561) 998-7821

     13.     Independent Contractor.  The relationship of Consultant to Company
             ----------------------
shall be that of an independent contractor. Nothing herein shall create an employment relationship between the parties, or a joint venture. Each party shall pay the taxes attributable to it, including those, if any, arising by reason of execution of this Agreement. Consultant shall pay all taxes and the cost of insurance and health and other benefits to which Consultant may be entitled and Company shall have no obligation to pay any such taxes, insurance, benefits or similar items for or on behalf of Consultant or any person employed by Consultant. Subject to the terms and conditions of this Agreement, neither party shall operate under the direct or indirect supervision of the other. Moreover, neither party shall attempt, or have the right, to bind the other party to any agreement, understanding or contract with any third party. Consultant shall retain, by employment or otherwise, such personnel as it deems necessary to perform its obligations under this Agreement. The compensation, benefits, taxes, insurance and all other aspects of the relationship between Consultant and its employees and/or agents shall be the sole responsibility of Consultant, and Company shall have no responsibility therefore.

     14.     Additional Provisions.
             ---------------------

     (a) This Agreement shall inure to the benefit of, and be binding upon, Company and Consultant and their respective successors and assigns. Consultant shall not assign or delegate the performance of any of its rights and/or obligations under this Agreement without the prior written consent of Company and any attempted assignment in violation of this Agreement shall be null and void.

     (b) This Agreement constitutes the entire Agreement, representation and understanding of the parties hereto with respect to the subject matter hereof, and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the parties hereto.


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

     (c) No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom it is sought to be enforced. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

     (d) If any provision of this Agreement is invalid or unenforceable in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, but the foregoing shall not render invalid or unenforceable in such jurisdiction the remainder of this Agreement or the remainder of such provision or affect the validity or unenforceability of any provision of this Agreement in any other jurisdiction.

     (e) Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in a federal or state court of competent jurisdiction located in the County of Palm Beach, State of Florida. Each of the parties hereto hereby: (i) waives any objection which it may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consents to the jurisdiction of such courts in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding and agree that service of process upon a party mailed by certified mail to such party's address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding. Each of the parties waives any right to object to the jurisdiction, the venue of either of such courts, or to claim any such court is an inconvenient forum.

     (f) Consultant acknowledges that prior to the execution of this Agreement it had full opportunity to consult with its own independent attorneys and advisors as deemed appropriate and Consultant fully understands the nature and scope of its rights and obligations hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed on the date first above written.


                         COMMODITY EXPRESS TRANSPORTATION, INC

                         By:
                            ----------------------------------
                         Name:
                            ----------------------------------
                         Title:
                            ----------------------------------



                         STOKES LOGISTICS CONSULTING, LLC

                         By:
                            ----------------------------------
                         Name:
                            ----------------------------------
                         Title:
                            ----------------------------------


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